Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this quarterly report on Form 10-Q of Transcat, Inc., Lee D. Rudow, the Chief Executive Officer of Transcat, Inc. and John J. Zimmer, the Chief Financial Officer of Transcat, Inc. certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of their knowledge, that:

1.	This quarterly report on Form 10-Q for the second quarter ended September 26, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this quarterly report on Form 10-Q for the second quarter ended September 26, 2015 fairly presents, in all material respects, the financial condition and results of operations of Transcat, Inc.

Date:	November 6, 2015	/s/ Lee D. Rudow
Lee D. Rudow
President and Chief Executive Officer
(Principal Executive Officer)

Date:	November 6, 2015	/s/ John J. Zimmer
John J. Zimmer
Senior Vice President of Finance and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Transcat, Inc. and will be retained by Transcat, Inc. and furnished to the SEC or its staff upon request.